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                                                                   Exhibit h(2)

                               CitiFunds Trust I
                           21 Milk Street, 5th Floor
                          Boston, Massachusetts 02109

                              __________ __, 2004

Citi Fiduciary Trust Company
388 Greenwich Street
New York, New York 10013

            Re: CitiFunds Trust I - Transfer Agency and Service Agreement

Ladies and Gentlemen:

            This letter serves as notice that Smith Barney Emerging Markets Equity Fund (the "Series") is added to the list of series to which Citi Fiduciary Trust Company ("Citi Fiduciary") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of October 1, 1999 (the "Agreement") between each of the investment companies listed on Schedule A thereto and Citi Fiduciary (formerly known as, "Smith Barney Private Trust Company").

            Please sign below to acknowledge your receipt of this notice adding the Series as beneficiaries under the Agreement.


                                             CITIFUNDS TRUST I

                                             By:
                                                   ---------------------------

                                             Title:
                                                   ---------------------------

Acknowledgment:

CITI FIDUCIARY TRUST COMPANY

By:
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Title:
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